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EntreMed, Inc.
Exhibit 10.26



                                                       August 5, 1997


EntreMed, Inc.
9610 Medical Center Drive, Suite 200
Rockville, Maryland  20850

     Re:  Termination of Collaborative
          Research and License Agreement
          With Respect to Thalidomide Products

Dear Dr. Holaday:

     The purpose of this letter is to set forth the terms and conditions upon which Bristol-Myers Squibb Company ("BMS") and EntreMed, Inc. ("ENTREMED") will terminate, solely with respect to Thalidomide Products (as defined herein), that certain Research Collaboration and License Agreement (the "Agreement") between BMS and ENTREMED, dated as of December 7, 1995, as amended, and modify other provisions of the Agreement, by amendment to the Agreement pursuant to Section 16.2 thereof.

     1. Termination of Rights and Obligations With Respect to Thalidomide Products.

          1.1 Generally. Effective as of the date hereof, except as provided in paragraph 1.2 of this letter, all of BMS's rights and obligations under the Agreement, and all of ENTREMED's obligations under the Agreement, if any, solely with respect to Thalidomide or any article, composition, apparatus, material, method, process or service which is or includes Thalidomide or any product developed or derived therefrom (each (including Thalidomide), a "Thalidomide Product"), but not with respect to any analogs of Thalidomide or any product developed or derived from any such analog, shall terminate; provided, however, that all of the parties' rights and obligations under the Agreement with respect to any other compound or PRODUCT shall continue. By way of amplification of the preceding sentence, on and after the date hereof:

               (i) the definition in Section 1.18 of the Agreement of "NCE PRODUCTS" shall exclude all Thalidomide Products;

               (ii) BMS's right and license under Section 2.1 of the Agreement shall not include the right to make, have made, use or sell any thalidomide Product;

              (iii) BMS shall cease to have any research, development, registration, marketing or sales obligations under Section 4.1 of the Agreement with respect to any Thalidomide Product;
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EntreMed, Inc.
August 5, 1997
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               (iv) pursuant to Section 4.2 of the Agreement, (i) all PATENT
RIGHTS and licenses and rights with respect to Thalidomide Products shall revert to ENTREMED, and (ii) BMS hereby grants ENTREMED and its AFFILIATES and exclusive, royalty-free sublicensable license under the BMS patents and BMS TECHNOLOGY solely to make, have made, use and sell Thalidomide Products;

               (v)  BMS shall have no obligation to pay royalties pursuant to
Section 9.1 of the Agreement, or to pay milestone payments under Section 9.3 thereof, with respect to any Thalidomide Products; and

               (vi) the definition in Section 7.9(c) of the Agreement of "CMCC Products" shall exclude all Thalidomide Products.

          1.2 Survival of Confidentiality, Publication Obligations. Notwithstanding any provision of this letter, BMS's obligations with respect to Thalidomide Products regarding confidentiality and publication as set forth in
Section 5, 7.8, 7.9(d) and 7.9(e) of the Agreement shall not be affected by this letter, and shall remain in full force and effect.

          1.3  R&D Plans.     Within 60 days after the date hereof, BMS and
ENTREMED, acting through the Committee, shall amend the R&D Plans in order to make them consistent with the effect of this letter.

          1.4 Relinquishment of BMS's Rights. As of the date hereof, BMS hereby relinquishes to ENTREMED all of BMS's right, title and interest (including, without limitation, under Section 7.9 of the Agreement) in the BMS Results and the Joint Results, to the extent that such Results pertain to Thalidomide Products. Further, BMS acknowledges and agrees that it is not entitled to any license under Section 15.1 of the Agreement with respect to any Thalidomide Product.

          1.5 Discontinuation of Patent Activity and Support. Notwithstanding any provision of the Agreement to the contrary, as of the date hereof, BMS shall discontinue all financial support of all patents or patent applications pertaining to RESEARCH PATENT RIGHTS that claim solely any Thalidomide Product and all filing, prosecution and maintenance of all patent applications and patents outside the United States relating to INVENTIONS that related solely to any Thalidomide Product.

          1.6 Funding Obligations. BMS acknowledges and agrees that its obligations to fund the RESEARCH COLLABORATION under Section 7.3(a) and (b) of the Agreement shall not be affected by this letter.
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EntreMed, Inc.
August 5, 1997
Page 3

          1.7 Transfer of Scientific Information. Promptly after the date hereof, BMS shall deliver to ENTREMED all scientific data and information relating to Thalidomide Products that BMS has possession of or access to, to the extent it has the right to disclose same.

     2.   Extension of Evaluation Period.

          2.1 Extension. In partial consideration of BMS's relinquishment of its right with respect to Thalidomide Products, the period during which BMS may evaluate ENDOSTATIN(TM) and 2 MOE pursuant to Section 2.3 (a)(i) of the Agreement is hereby extended through and including November 30, 1997; provided, however, that if BMS wishes to pursue negotiations with respect to ENDOSTATIN(TM) and/or 2 MOE, it must present its Minimum Terms therefor to ENTREMED not later than November 1, 1997. Following ENTREMED's acceptance of any such Minimum Terms, BMS and ENTREMED shall negotiate in good faith a definitive agreement(s) incorporating such Minimum Terms by November 30, 1997.

          2.2. Continued Disclosure; Materials Transfer. So that BMS may exercise its rights under paragraph 2.1 of this letter in an informed manner, commencing on the date hereof and through November 30, 1997:

               (a) ENTREMED shall promptly provide BMS with all invention disclosure reports and clinical or pre-clinical data, inform BMS with respect to any discoveries or findings of Scientific significance, and provide all other relevant scientific data or information reasonably requested by BMS, that pertain to ENDOSTATIN(TM) or 2 MOE and that have not been provided to BMS by ENTREMED prior to the date hereof, to the extent that ENTREMED has possession of, or access to, such data or information and the right to disclose same; and

               (b) ENTREMED shall provide to BMS, promptly after BMS's request therefor, biological materials or chemical compounds relating to ENDOSTATIN(TM) and/or 2 MOE (collectively, "Substances") to the extent that ENTREMED has possession of, or access to, such Substances and the right to transfer same. The Substances shall constitute confidential Information under the Agreement, provided that (i) notwithstanding Section 5.1 of the Agreement, BMS shall be permitted to use the Substances in determining whether to exercise its rights under paragraph 2.1 of this letter, and (ii) Section 5.3 of the Agreement shall not prohibit BMS from using the Substances in a manner consistent with this paragraph 2.2.

     3. Re-issuance of Warrant. BMS and ENTREMED acknowledge that the warrant (the "Previous Warrant") to purchase Common Stock of ENTREMED that ENTREMED issued to BMS in conjunction with the
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EntreMed, Inc.
August 5, 1997
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signing of the Agreement has expired.  In partial consideration of BMS's relinquishment of its rights with respect to Thalidomide Products, ENTREMED shall grant BMS a new warrant (the "New Warrant") upon the same terms and conditions as the Previous Warrant, except that the New Warrant shall be issued as of the date hereof and expire on November 30, 1997. ENTREMED agrees to issue to BMS a replacement warrant certificate evidencing the New Warrant, in the form attached as Exhibit A, upon execution of this letter by both parties.

     4. Defined Terms. All block capital and uppercase terms used and not otherwise defined in this letter shall have the respective meanings assigned thereto in the Agreement.

     5. Extent of Amendment. Except as expressly provided herein, the terms and conditions of the Agreement shall not be affected hereby and shall continue in full force and effect.

     If the terms set forth in this letter are acceptable, please sign the two copies of this letter which are enclosed and return one of them in the envelope provided.

                                   Sincerely yours,

                                   BRISTOL-MYERS SQUIBB COMPANY


                                   By:   /s/ CHARLES LINZNER
                                       -------------------------

                                   Name:   Charles Linzner
                                         -----------------------

                                   Title:  Vice President and
                                          ----------------------
                                             Sr. Counsel


ACCEPTED AND AGREED TO:

ENTREMED, INC.


By:   /s/ John W. Holaday, Ph.D.
    -------------------------------

Name:  John W. Holaday, Ph.D.
      -----------------------------

Title:  Chairman of the Board, President,
      -----------------------------
        and Chief Executive Officer